Profire Energy Reports Financial Results for Second Quarter Fiscal Year 2022
Company Reports Fifth Consecutive Quarter of Sequential Revenue Growth and Second Consecutive Quarter Net Income and Positive EBITDA

LINDON, Utah August 4, 2022 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its second quarter ending June 30, 2022. A conference call will be held on Friday, August 5, 2022, at 8:30 a.m. ET to discuss the results.

Second Quarter Summary
Revenue of $9.6 million, a 60% increase from prior-year quarter
Gross margin improved 170 basis points year-over-year to 45.7%
Net income of $284,829 or $0.01 per diluted share
Generated EBITDA of $569,4121
Repurchased 451,590 shares of stock
Non-Oil and Gas revenue is on track to exceed $1 million for the fiscal year, more than tripling our previous year's results
“Our second quarter results reflect continued progress within our historical business segments and into new markets. Revenues increased sequentially for the fifth consecutive quarter, and we reported another quarterly net profit despite product shortages and significant cost pressures across our business,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “The initiatives implemented in 2021 and earlier this year made inventory more readily available late in the quarter which allowed us to start to work down sales backorders and to begin replenishing product on the shelf. Our balance sheet remains strong, which affords us the flexibility to respond to additional opportunities within our core business, as well as new markets for our products.”
Second Quarter 2022 Financial Results

Total revenues for the period equaled $9.6 million, compared to $9.5 million in the first quarter and $6.0 million in the second quarter of 2021. The sequential and year-over-year increases were primarily driven by improving demand from the COVID-19 pandemic recovery and higher oil prices.

Gross profit was $4.4 million, compared to $4.6 million in the first quarter of 2022 and $2.7 million in the prior-year quarter. Gross margin was 45.7% of revenues, compared to 47.9% of revenues in the prior quarter and 44.0% of revenues in the second quarter of 2021. The year-over-year increase in gross profit and margin reflect higher revenue, while the sequential decrease in gross profit and margin reflects the inflation impact on direct labor, shipping and freight costs.

1 See “About Non-GAAP Financial Measures” below

Total operating expenses were $4.4 million, compared to $3.9 million in the first quarter and $3.3 million in the year-ago quarter. The increase is related to higher direct labor costs, headcount increases, and increases in travel and automobile expenses.

Compared with the same quarter last year, operating expenses for G&A increased 36% and R&D increased 20%, while depreciation decreased 4% from the second quarter of 2021.

Net income was $284,829 or $0.01 per diluted share, compared to $627,161 or $0.01 per diluted share in the first quarter and a net loss of ($397,166) or ($0.01) per share in the second quarter last year.

“We continue to experience increased levels of interest in our solutions related to new activity, retrofit programs, and other capital projects that were deferred during the pandemic, due primarily to elevated oil prices,” stated Cameron Tidball, Co-CEO of Profire Energy. “Our initiatives outside our traditional oil and gas business continue to gain traction. We received our largest order in this growth area during the quarter and we are on track to exceed our internal revenue target related to this segment. In addition, we are evaluating potential new products, acquisitions and partnership opportunities to further extend Profire’s offerings. We look forward to building on our momentum through the latter half of 2022 and delivering long-term value to our shareholders,”
Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.
Date: Friday, August 5, 2022
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1560935&tp_key=08abf64d02
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 12:30 p.m. ET on the same day through August 19, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 10019852

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry; however, the Company has commenced identifying applications in other industries where their solutions can likely add value. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania;; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of Company resources to make beneficial investments in 2022 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

For the three Months Ended June 30,	2022
EBITDA Calculation
Net Income	$284,829
Add back net income tax expense	$27,177
Add back net interest expense	$(20,307)
Add back depreciation and amortization	$277,713
EBITDA calculated	$569,412

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 7,418,827	$ 8,188,270
Short-term investments	463,027	1,013,683
Accounts receivable, net	7,311,562	6,262,799
Inventories, net (note 3)	9,256,684	7,185,248
Prepaid expenses and other current assets (note 4)	1,156,314	1,025,276
Income tax receivable	25,994	560,445
Total Current Assets	25,632,408	24,235,721
LONG-TERM ASSETS
Net deferred tax asset	160,877	163,254
Long-term investments	8,619,410	8,259,809
Financing right-of-use asset	146,100	65,280
Property and equipment, net	10,799,084	11,185,539
Intangible assets, net	1,438,467	1,549,138
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	23,743,319	23,802,401
TOTAL ASSETS	$ 49,375,727	$ 48,038,122

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 2,945,957	$ 1,822,559
Accrued liabilities (note 5)	2,322,683	1,872,348
Current financing lease liability (note 6)	53,269	30,214
Total Current Liabilities	5,321,909	3,725,121
LONG-TERM LIABILITIES
Net deferred income tax liability	135,698	136,106
Long-term financing lease liability (note 6)	94,958	35,912
TOTAL LIABILITIES	5,552,565	3,897,139

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 52,071,283 issued and 47,033,153 outstanding at June 30, 2022, and 51,720,142 issued and 47,643,233 outstanding at December 31, 2021	52,072	51,720
Treasury stock, at cost	(7,336,323)	(6,107,593)
Additional paid-in capital	31,371,682	30,819,394
Accumulated other comprehensive loss	(2,654,188)	(2,100,467)
Retained earnings	22,389,919	21,477,929
TOTAL STOCKHOLDERS' EQUITY	43,823,162	44,140,983
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 49,375,727	$ 48,038,122
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES (note 8)
Sales of products, net	$ 8,860,682	$ 5,374,539	$ 17,739,105	$ 10,032,074
Sales of services, net	772,465	659,744	1,397,182	1,094,558
Total Revenues	9,633,147	6,034,283	19,136,287	11,126,632

COST OF SALES
Cost of sales - product	4,530,065	2,910,879	8,912,764	5,448,513
Cost of sales - services	699,937	465,672	1,263,674	845,700
Total Cost of Sales	5,230,002	3,376,551	10,176,438	6,294,213

GROSS PROFIT	4,403,145	2,657,732	8,959,849	4,832,419

OPERATING EXPENSES
General and administrative	3,786,561	2,783,872	7,178,938	5,338,408
Research and development	362,197	301,445	670,512	558,336
Depreciation and amortization	159,580	166,852	326,597	334,337
Total Operating Expenses	4,308,338	3,252,169	8,176,047	6,231,081

INCOME (LOSS) FROM OPERATIONS	94,807	(594,437)	783,802	(1,398,662)

OTHER INCOME (EXPENSE)
Gain on sale of property and equipment	214,841	38,492	310,683	112,393
Other income (expense)	(17,949)	4,836	(36,728)	4,739
Interest income	20,307	28,569	41,852	49,631
Total Other Income	217,199	71,897	315,807	166,763

INCOME (LOSS) BEFORE INCOME TAXES	312,006	(522,540)	1,099,609	(1,231,899)

INCOME TAX BENEFIT (EXPENSE)	(27,177)	125,374	(187,619)	233,233

NET INCOME (LOSS)	$ 284,829	$ (397,166)	$ 911,990	$ (998,666)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ (290,291)	$ 163,485	$ (131,933)	$ 303,091
Unrealized gains (losses) on investments	(134,662)	55,529	(421,788)	47,555
Total Other Comprehensive Income (Loss)	(424,953)	219,014	(553,721)	350,646

COMPREHENSIVE INCOME (LOSS)	$ (140,124)	$ (178,152)	$ 358,269	$ (648,020)

BASIC EARNINGS (LOSS) PER SHARE	$ 0.01	$ (0.01)	$ 0.02	$ (0.02)
FULLY DILUTED EARNINGS (LOSS) PER SHARE	$ 0.01	$ (0.01)	$ 0.02	$ (0.02)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,092,275	48,054,136	47,285,782	48,022,295
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,699,208	48,054,136	48,865,186	48,022,295
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$ 911,990	$ (998,666)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	558,832	683,597
Gain on sale of property and equipment	(310,683)	(112,393)
Bad debt expense	28,474	(32,463)
Stock awards issued for services	412,893	332,127
Changes in operating assets and liabilities:
Accounts receivable	(877,417)	(7,313)
Income taxes receivable/payable	534,456	(299,436)
Inventories	(2,097,471)	577,341
Prepaid expenses and other current assets	(140,352)	988,464
Deferred tax asset/liability	(408)	78,746
Accounts payable and accrued liabilities	1,601,376	345,818
Net Cash Provided by Operating Activities	621,690	1,555,822

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	412,339	69,484
Purchase of investments	(231,032)	(719,817)
Purchase of property and equipment	(223,215)	(93,049)
Net Cash Used in Investing Activities	(41,908)	(743,382)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(93,527)	(42,829)
Cash received in exercise of stock options	25,106	—
Purchase of treasury stock	(1,228,731)	—
Principal paid towards lease liability	(19,787)	(21,749)

Net Cash Used in Financing Activities	(1,316,939)	(64,578)

Effect of exchange rate changes on cash	(32,286)	25,201

NET CHANGE IN CASH	(769,443)	773,063
CASH AT BEGINNING OF PERIOD	8,188,270	9,148,312
CASH AT END OF PERIOD	$ 7,418,827	$ 9,921,375

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 1,253	$ 2,353
Income taxes	$ 21,000	$ 17,150
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$ 212,787	$ —
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.